CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       We hereby consent to the use of our report, dated May 3, 2000, in this quarterly report on Form 10-QSB for Pacific Webworks, Inc.


/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
May 3, 2000